Exhibit 99.1

P R E S S R E L E A S E
Contact: Investor Relations 804.289.9709	BRINK’S CORPORATE The Brink’s Company 1801 Bayberry Court Richmond, VA 23226-8100 USA

Brink's Delivers Strong First-Quarter Results with Double-Digit Revenue Growth
Revenue growth of 10% with 4.5% organic growth and 15% AMS/DRS organic growth
Cash flows provided by operating activities increased $89M and free cash flow was up $66M
NCR Atleos acquisition remains on track to close by the end of the first quarter of 2027

RICHMOND, Va., May 6, 2026 – The Brink’s Company (NYSE:BCO), a leading global provider of cash and valuables management, digital retail solutions ("DRS"), and ATM managed services ("AMS"), today announced first-quarter results.
Mark Eubanks, president and CEO, said: “We delivered a strong first quarter, as we continue to make progress against our strategic priorities. Double-digit top-line growth featured strong performance in the higher-margin AMS, DRS and global services lines of business. Favorable revenue mix, good pricing discipline, and continued cost productivity drove EBITDA margin expansion in the quarter. We continue to deliver sustainable improvements in cash generation with trailing-twelve-month free cash flow surpassing $500 million in the quarter for the first time in our history."
"With the registration statement filed last week, we continue to make progress on our acquisition of NCR Atleos. We have a dedicated integration management team that is working to plan and prepare for execution on our $200M annual run-rate cost synergy targets and will eventually lead the synergy capture and integration in the combined company. The regulatory approval process is well underway and progressing as expected. We remain on track for closing by the end of the first quarter of 2027 and are excited about the value creation potential of the combination."

First-quarter results are summarized in the following table:

(In millions, except for per share amounts)	First-Quarter 2026 (vs. 2025)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$1,375	10%	$1,375	10%	5%
Operating Profit	$110	(7)%	$168	12%	7%
Operating Profit Margin	8.0%	(160 bps)	12.2%	10 bps	30 bps
Net Income / Adjusted EBITDA(a)	$32	(38%)	$238	10%	6%
EPS	$0.77	(35%)	$1.80	11%	4%
(a)The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
(b)Constant currency represents 2026 Non-GAAP results at 2025 exchange rates.

2026 Non-GAAP Framework and Q2 2026 Non-GAAP Guidance (Unaudited)
(In millions, except for percentages and per share amounts)

In 2026, management has included additional guidance to better help investors understand currency impacts on our results. Management believes organic revenue growth, adjusted EBITDA margin expansion and free cash flow conversion performance, provided in our 2026 framework, gives investors better visibility into the performance of our business. In addition to our full-year 2026 framework, we have added quarterly guidance for revenue, adjusted EBITDA and non-GAAP EPS in 2026 to clarify the expected impact of near-term currency trends and volatile economic conditions on our results. When, and if, currency volatility lessens, management may return to the previous annual guidance methodology. Revenue guidance is presented in accordance with GAAP.

2026 Non-GAAP Framework
Organic Revenue Growth	Mid-Single Digits

AMS/DRS Organic Revenue Growth	Mid-to-High Teens

Adjusted EBITDA Margin Expansion	30-50bps

Free Cash Flow Conversion	40-45%

Q2 2026 Guidance
Revenue	$1,370 - $1,430

Non-GAAP Adjusted EBITDA	$245 - $265

Non-GAAP EPS	$1.85 - $2.25

The Q2 2026 non-GAAP guidance cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations, expenses relating to M&A transactions that may or may not occur in the quarter, and other potential non-GAAP adjusting items for which the timing and amounts are uncertain. The Q2 2026 non-GAAP guidance assumes the continuation of current economic trends and reflects management's current assumptions regarding variables that are difficult to accurately forecast, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.

Conference Call
Brink’s will host a conference call on Wednesday, May 6, 2026, at 9:00 a.m. (EDT) to review first-quarter financial results. The conference call can be accessed by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants should join at least five minutes prior to the start of the call. Participants can pre-register at https://dpregister.com/sreg/10208418/103d8e3323a to receive a direct dial-in number for the call. The call will also be accessible at https://event.choruscall.com/mediaframe/webcast.html?webcastid=WtFtsDVo. A replay of the call will be available through May 13, 2026, at (855) 669-9658 (in the U.S.) or (412) 317-0088 (international). The conference access code is 5852169. An archived version of the webcast will also be available on our website at http://investors.brinks.com.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Condensed Consolidated Balance Sheets

	December 31, 2025	March 31, 2026
Assets
Current assets:
Cash and cash equivalents	$1,725.9	1,547.3
Restricted cash	541.0	548.2
Accounts receivable, net	766.0	833.3
Prepaid expenses and other	296.1	346.1
Total current assets	3,329.0	3,274.9

Right-of-use assets, net	388.7	392.7
Property and equipment, net	1,130.5	1,116.1
Goodwill	1,515.3	1,508.7
Other intangibles, net	385.2	368.3
Deferred tax assets, net	237.3	240.4
Other	353.2	374.3

Total assets	$7,339.2	7,275.4

Liabilities and Equity

Current liabilities:
Short-term borrowings	241.1	229.2
Current maturities of long-term debt	163.1	92.8
Accounts payable	319.3	307.8
Accrued liabilities	1,180.2	1,218.8
Restricted cash held for customers	294.2	290.9
Total current liabilities	2,197.9	2,139.5

Long-term debt	3,810.1	3,833.9
Accrued pension costs	147.8	148.9
Retirement benefits other than pensions	120.4	116.4
Lease liabilities	310.2	310.6
Deferred tax liabilities	66.5	62.6
Other	279.0	270.4
Total liabilities	6,931.9	6,882.3

Equity:
The Brink's Company ("Brink's") shareholders:
Common stock, par value $1 per share:
Shares authorized: 100.0
Shares issued and outstanding: 2026 - 41.2; 2025 - 41.1	41.1	41.2
Capital in excess of par value	632.1	619.4
Retained earnings	270.1	265.6
Accumulated other comprehensive income (loss)	(665.6)	(664.2)
Brink's shareholders	277.7	262.0

Noncontrolling interests	129.6	131.1

Total equity	407.3	393.1

Total liabilities and equity	$7,339.2	7,275.4

The Brink’s Company and subsidiaries
(In millions) (Unaudited)
Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2025	2026
Cash flows from operating activities:
Net income	$53.9	34.8
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	70.7	79.7
Share-based compensation expense	5.7	7.1
Deferred income taxes	0.3	(8.7)
(Gain) loss on marketable securities, sale of property and equipment and derivatives	(8.6)	1.6
Impairment losses	1.6	0.5
Retirement benefit funding (more) less than expense:
Pension	(1.0)	1.2
Other than pension	(4.1)	(4.6)
Unrealized foreign currency losses	15.6	0.6
Other operating	(5.6)	2.0
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in accounts receivable and income taxes receivable	(53.1)	(78.1)
Increase (decrease) in accounts payable, income taxes payable and accrued liabilities	(91.1)	4.4
Increase (decrease) in restricted cash held for customers	(45.0)	3.2
Increase in customer obligations	38.9	30.0
Increase in prepaid and other current assets	(27.5)	(31.1)
Other	(10.9)	(13.9)
Net cash provided by (used in) operating activities	(60.2)	28.7

Cash flows from investing activities:
Capital expenditures	(58.9)	(40.1)
Acquisitions, net of cash acquired	(5.3)	—
Marketable securities:
Purchases	(12.7)	(18.8)
Sales	14.3	18.4
Cash proceeds from sale of property and equipment	2.6	3.3
Net change in loans held for investment	1.6	1.5
Net change in economic hedges	9.0	(1.2)
Other	0.7	0.7
Net cash used in investing activities	(48.7)	(36.2)

Cash flows from financing activities:
Borrowings (repayments) of debt:
Short-term borrowings	(16.5)	(11.3)
Long-term revolving credit facilities:
Borrowings	3,620.0	4,589.1
Repayments	(3,627.0)	(4,628.3)
Other long-term debt:
Borrowings	8.1	5.6
Repayments	(28.4)	(27.5)
Acquisition of noncontrolling interest	(6.6)	—
Debt financing costs	(0.8)	(20.6)
Repurchase shares of Brink's common stock	(44.8)	(30.2)
Dividends to:
Shareholders of Brink’s	(10.4)	(10.5)
Noncontrolling interests in subsidiaries	(0.4)	(0.2)
Proceeds from exercise of stock options	—	0.2
Tax withholdings associated with share-based compensation	(17.3)	(18.1)
Net cash used in financing activities	(124.1)	(151.8)

Effect of exchange rate changes on cash	32.9	(12.1)
Cash, cash equivalents and restricted cash:
Decrease	(200.1)	(171.4)
Balance at beginning of period	1,840.4	2,266.9
Balance at end of period	$1,640.3	2,095.5

Supplemental Cash Flow Information	Three Months Ended March 31,
	2025	2026
Cash paid for income taxes, net	$(28.3)	(30.4)
Cash paid for interest	(52.9)	(55.9)
Proceeds from lessor debt financing	8.1	3.2

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)
First-Quarter 2026 vs. 2025

			Impact of			% Change
GAAP		Organic	Acquisitions /	Currency			Organic
	1Q'25	Change(a)	Dispositions(b)	Effect(c)	1Q'26	Total	Growth(a)
Revenues:
North America	$418	20	—	2	440	5	5
Latin America	308	11	1	24	344	12	4
Europe	319	11	1	35	366	15	3
Rest of World	203	13	—	10	226	12	7
Segment revenues	$1,247	56	2	71	1,375	10	4

Revenues	$1,247	56	2	71	1,375	10	4

Operating profit:
North America	$53	8	—	—	61	15	15
Latin America	54	1	—	3	57	6	2
Europe	28	8	1	4	40	42	27
Rest of World	47	6	—	2	55	17	13
Segment operating profit	182	22	—	8	213	17	12
Corporate expenses(d)	(32)	(12)	—	(2)	(45)	41	36
Other items not allocated to segments(d)	(32)	(30)	3	—	(58)	85	96
Operating profit	$119	(19)	4	7	110	(7)	(16)

Amounts may not add due to rounding.

(a)Organic change and organic growth are supplemental financial measures that are not required by, or presented in accordance with, GAAP, and are described in more detail on page 11.
(b)Amounts include the impact of prior year comparable period results for acquired and disposed businesses. This measure is not required by, or presented in accordance with, GAAP and is described in more detail on page 11.
(c)The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. This measure is not required by, or presented in accordance with, GAAP and is described in more detail on page 11.
(d)See pages 9-10 for further information, where these items are discussed in more detail.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 51 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target,” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this release includes, but is not limited to: statements made in Mr. Eubanks' quote; second quarter 2026 outlook, including revenue, adjusted EBITDA, and non-GAAP earnings per share (and drivers thereof); full-year 2026 guidance framework, including organic revenue growth, AMS/DRS organic revenue growth, adjusted EBITDA margin expansion, free cash flow conversion and shareholder returns (and the drivers thereof); capital allocation priorities; the impact of U.S. and global macroeconomic conditions; the impact of tariffs and foreign inflation; expected impact from deployment of technology-enabled solutions, including AMS and DRS; the effect of pending legal matters, including the Chile antitrust matter; the impacts of the operating environment in Argentina; the proposed acquisition of NCR Atleos, Inc. ("NCR Atleos"), including: the expected timing and conditions to closing (including receipt of regulatory approvals), the anticipated benefits and synergies of the transaction, the expected financing thereof and the related indebtedness expected to be incurred in connection with the transaction and the ability to service and repay such indebtedness, and effectiveness of the registration statement on Form S-4 and the filing of the related joint proxy statement; and strategic priorities and initiatives, including the Brink’s Business System and technology and systems investments.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, new or increased international tariffs and/or trade barriers, inflation, recessionary conditions and changes in interest rates; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; risks associated with the usage of artificial intelligence (“AI”) technologies; our ability to maintain an effective IT infrastructure and safeguard confidential information and risks related to a failure of our IT systems and networks, including cloud-based applications, and risks associated with current and emerging technology threats, and damage from computer viruses, unauthorized access and cyber and ransomware attacks, including increasingly sophisticated cyber attacks incorporating the use of AI and other similar disruptions; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel, Iran and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions' higher-than-expected inflation and those determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics, acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; risks related to the proposed acquisition of NCR Atleos, including: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the inability to complete the proposed transaction due to the failure to obtain regulatory or shareholder approval or the failure to satisfy other conditions to closing; risks that the proposed transaction disrupts current plans and operations; the focus of management's time and attention on the transaction and other disruptions arising from the proposed transaction; the ability to recognize the anticipated benefits and synergies of the proposed transaction; the amount of the costs, fees, expenses, and charges related to the proposed transaction and financing obtained in connection with the proposed transaction; the ability to obtain regulatory approvals on the terms expected or anticipated schedule; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers, retain and hire key personnel and maintain relationships with suppliers, customers and other business relationships and on operating results and business generally; the risk of litigation and/or regulatory actions related to the proposed transaction; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee, environmental and other liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the impact of foreign tax credit regulations; the impact of the One Big Beautiful Bill Act; the outcome of pending and future claims, litigation, and administrative proceedings; our ability to comply with regulatory compliance obligations; public perception of our business, reputation and brand; our ability to identify, recruit and retain key employees; changes in estimates and assumptions underlying our critical accounting policies; and the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2025, and in the registration statement on Form S-4 filed in connection with the proposed acquisition of NCR Atleos, and in related disclosures in our other public filings with the Securities and Exchange Commission. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements in this document are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our business or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this document. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update, revise or clarify any information contained in this document or forward-looking statements that may be made from time to time on our behalf, whether as a result of new information, future events or otherwise, except as required by law.

The Brink’s Company and subsidiaries
Segment Results: 2025 and 2026 (Unaudited)
(In millions, except for percentages)

	Revenues
	2025					2026
	1Q	2Q	3Q	4Q	Full Year	1Q
Revenues:
North America	$417.6	434.3	434.8	455.9	1,742.6	$439.6
Latin America	307.6	319.4	326.8	335.8	1,289.6	343.8
Europe	319.0	358.0	375.3	377.2	1,429.5	365.9
Rest of World	202.5	188.8	198.1	210.1	799.5	225.8
Segment revenues	$1,246.7	1,300.5	1,335.0	1,379.0	5,261.2	$1,375.1

	Operating Profit
	2025					2026
	1Q	2Q	3Q	4Q	Full Year	1Q
Operating profit:
North America	$53.1	62.3	56.8	74.5	246.7	$60.9
Latin America	53.9	55.0	65.9	69.1	243.9	57.4
Europe	28.1	42.4	49.9	56.8	177.2	39.9
Rest of World	47.2	38.3	44.1	48.6	178.2	55.0
Segment operating profit	182.3	198.0	216.7	249.0	846.0	213.2
Corporate expenses(a)	(31.7)	(33.5)	(28.5)	(42.4)	(136.1)	(44.8)
Other items not allocated to segments(a)
Reorganization and Restructuring	(0.5)	(0.2)	(0.3)	(0.4)	(1.4)	—
Acquisitions and dispositions	(18.5)	(25.8)	(17.8)	(16.4)	(78.5)	(15.6)
Argentina highly inflationary impact	(6.3)	1.9	(4.7)	(1.1)	(10.2)	0.5
NCR Atleos acquisition and transformation initiatives	(5.1)	(5.4)	(8.1)	(7.4)	(26.0)	(38.9)
Non-routine legal matters	—	—	—	—	—	(2.8)
DOJ/FinCEN investigations	(0.9)	(0.9)	(3.7)	(1.0)	(6.5)	(1.2)
Chile antitrust matter	(0.2)	(0.2)	(0.2)	(0.2)	(0.8)	(0.2)
Non-routine auto loss matter	—	—	(1.0)	—	(1.0)	—
Operating profit	$119.1	133.9	152.4	180.1	585.5	$110.2

	Operating Margin Percentage
	2025					2026
	1Q	2Q	3Q	4Q	Full Year	1Q
Operating margin percentage:
North America	12.7	14.3	13.1	16.3	14.2	13.9
Latin America	17.5	17.2	20.2	20.6	18.9	16.7
Europe	8.8	11.8	13.3	15.1	12.4	10.9
Rest of World	23.3	20.3	22.3	23.1	22.3	24.4
Segment operating margin percentage	14.6	15.2	16.2	18.1	16.1	15.5

Corporate expenses and Other items not allocated to segments(a)	(5.0)	(4.9)	(4.8)	(5.0)	(5.0)	(7.5)
Total operating margin percentage	9.6	10.3	11.4	13.1	11.1	8.0

(a)See explanation of items on pages 9-10.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Income and expenses not allocated to segments are reported either as “Corporate Expenses” or “Other Items not Allocated to Segments.”

Corporate Expenses include costs to manage the global business and perform activities required by public companies as well as other items that are considered part of the Company's operations and revenue generating activities but are not considered when the chief operating decision maker ("CODM") evaluates segment results. Examples include corporate staff compensation, corporate headquarters costs, regional management costs, share-based compensation, and currency transaction gains and losses.

Other Items not Allocated to Segments include income and expenses that are not necessary to operate our business in the ordinary course and are not considered when the CODM evaluates segment results. These include non-recurring as well as certain recurring costs and gains which are not considered to be part of the Company's operations and revenue generating activities. Each of the items in the “Other Items Not Allocated to Segments” category is excluded from non-GAAP measures.

See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring
Costs associated with certain reorganization and restructuring actions were excluded from reported non-GAAP results. These items included primarily severance charges and asset impairment losses. These costs related to global restructuring initiatives, completed in prior years, mainly to mitigate the impact of external economic conditions in light of the COVID-19 pandemic. Due to the unusual nature of the underlying events that led to these actions, the charges are not considered part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

Acquisitions and dispositions
Certain acquisition and disposition items are not part of the Company's operations and revenue generating activities. These items include non-cash amortization expense for acquisition-related intangible assets, as well as integration, transaction, restructuring and certain compensation costs. All of the items are significantly impacted by the timing and nature of our acquisitions and dispositions, and many are inconsistent in amount and frequency. Management has excluded these amounts when evaluating internal performance. Therefore, we have not allocated these amounts to segment or Corporate results and have excluded these amounts from non-GAAP results.

These items are described below:

2026 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $14.9 million in the first three months of 2026.

2025 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $58.9 million in 2025.
•Restructuring costs related to acquisitions were $11.8 million in 2025.
•Net charges of $2.2 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions.
•We incurred $3.8 million in integration costs in 2025.
•Transaction costs related to business acquisitions were $2.7 million in 2025.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2025, we recognized $10.2 million in pretax charges in operating profit related to highly inflationary accounting, including currency remeasurement losses of $17.0 million. In the first three months of 2026, we recognized a net $0.5 million pretax gain in operating profit related to highly inflationary accounting, including currency remeasurement gains of $1.4 million. Highly inflationary adjustments also impact gains and losses on marketable securities due to the change in exchange rates. These non-cash charges are not part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

NCR Atleos acquisition and transformation initiatives On February 26, 2026, we entered into a definitive agreement to acquire NCR Atleos. The transaction is expected to close in the first quarter of 2027, subject to regulatory approval and other customary closing conditions. This acquisition represents a significant strategic step for Brink’s, expanding the scale of the combined company and supporting continued growth in our AMS and DRS offerings, which reflect an increasing portion of our business mix.

During 2023, we initiated a multi-year program intended to accelerate growth and drive margin expansion through transformation of our business model. The program is designed to help us standardize and streamline our commercial and operational systems and processes, as well as back-office functions, including finance and information technology. The efforts will drive continuous improvement and achieve operational excellence.

Accordingly, we incurred $26.0 million of expense in 2025, which primarily included third-party professional services, project management charges, and severance. During the first three months of 2026, we incurred $38.9 million of related costs, including fees to attorneys, accountants and other professional advisors related to the NCR Atleos acquisition as well as severance costs and third-party professional services. Because these expenses are associated with discrete transformation initiatives, they are not reflective of our ongoing operating cost structure and are not indicative of our core operating expenses or normal activities. Accordingly, management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

Non-routine legal matters In the first quarter of 2026, we recognized $2.8 million of probable losses in connection with non-routine legal matters. These costs relate to fact-specific matters that management does not believe are indicative of the Company's underlying operational performance for the period. Additionally, the nature of these amounts and the underlying claims are such that they are not reasonably likely to recur based on the Company's historical experience within two years, nor were there similar charges for such matters within the prior two years. Management has excluded these amounts when evaluating internal operating performance, and accordingly, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

DOJ/FinCEN investigations During 2025, we accrued $6.5 million in connection with the U.S. Department of Justice ("DOJ") and U.S. Department of the Treasury's Financial Crimes Enforcement Network ("FinCEN") investigations, which represents third-party legal costs associated with these matters, including upfront expenses that are directly attributable to establishing compliance programs. In the first three months of 2026, we accrued $1.2 million in connection with the DOJ and FinCEN investigations, which represents third-party legal costs associated with these matters. In the first quarter of 2025, we reached resolutions with both the DOJ and FinCEN. These costs are not considered part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts and the underlying investigations are such that they are not reasonably likely to recur within two years, nor were there similar charges within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

Chile antitrust matter We recognized an estimated loss of $9.5 million in the third quarter of 2021 and recognized additional amounts in subsequent years (which were primarily related to changes in currency rates). Overall, these charges related to a potential fine associated with an investigation by the Chilean Fiscalía Nacional Económica or "FNE" (the Chilean antitrust agency). The investigation is related to potential anti-competitive practices among competitors in the cash logistics industry in Chile. These costs are not considered part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts, including the estimated loss and associated third-party costs, is such that they are not reasonably likely to recur within two years, nor were there similar charges within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

Non-routine auto loss matter In 2023, a Brink’s employee was involved in a motor vehicle accident with unique circumstances that resulted in the death of a third party and, in connection with the ensuing litigation, Brink’s recognized a $10.0 million charge. Due to the unusual nature of the matter, including the unique circumstances of the claim, potential magnitude of remedy, and variation from our ordinary-course litigation strategy, we consider the litigation as separate and distinct from routine legal matters. Management does not believe that similar litigation will likely recur within the next two years, and there have been no similar matters within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

The Brink’s Company and subsidiaries
Non-GAAP Measures and Reconciliations to GAAP Measures (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP measures described below and included in this press release are financial measures that are not required by or presented in accordance with GAAP. The purpose of the disclosure of these non-GAAP measures is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations.

These non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. The reconciliations in the tables below include adjustments that we do not consider reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, certain non-GAAP results, including non-GAAP operating profit and free cash flow before dividends, are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP results should not be considered as an alternative to results determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.

The items excluded from non-GAAP measures are considered by us to be nonrecurring, infrequent or unusual costs and gains as well as other items not considered part of our operations and revenue generating activities. Non-recurring and infrequent items are items that are not reasonably expected to recur in the following two years.

In addition to the rationale described above, we believe the following non-GAAP metrics are helpful to investors in assessing results of operations consistent with how our management evaluates performance:
•Non-GAAP operating profit and Non-GAAP operating profit margin: Non-GAAP operating profit equals GAAP operating profit excluding Other Items not Allocated to Segments. Non-GAAP operating margin equals non-GAAP operating profit divided by revenues.
•Non-GAAP income from continuing operations attributable to Brink's: This measure equals GAAP income from continuing operations attributable to Brink's excluding Other Items not Allocated to Segments as well as certain retirement plan expenses/gains, taxes on return of capital, impairment of certain debt securities, and unusual adjustments to deferred tax asset valuation allowances.
•Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA: EBITDA is calculated by starting with net income attributable to Brink's and adding back the amounts for interest expense, income taxes, depreciation and amortization. Adjusted EBITDA equals EBITDA excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains, taxes on return of capital, impairment of certain debt securities, unusual adjustments to deferred tax asset valuation allowances, income tax rate adjustments, share-based compensation and marketable securities (gain) loss.
•Non-GAAP diluted EPS from continuing operations attributable to Brink's common shareholders: This measure equals non-GAAP income from continuing operations attributable to Brink's divided by diluted shares.
•Organic change and organic growth: Organic change represents the change in revenues or operating profit between the current and prior period excluding the effect of acquisitions and dispositions for one year after the transaction and changes in currency exchange rates. Organic growth is the percentage change of organic growth versus the prior year amount.
•Impact of acquisitions/dispositions: This measure represents the impact of acquisitions or dispositions without a full year of reported results in either comparable period.
•Currency effect: This measure consists of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results of changes in foreign currency rates from the prior year period.
•Non-GAAP pre-tax income, Non-GAAP income tax and Non-GAAP effective income tax rate: Non-GAAP pre-tax income and non-GAAP income tax equal their GAAP counterparts excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains. Non-GAAP effective income tax rate equals non-GAAP income tax divided by non-GAAP pre-tax income.

In addition to the rationale described above, we believe the following non-GAAP metrics are helpful in assessing cash flow and financial leverage consistent with how our management evaluates performance:
•Free cash flow before dividends: Free cash flow before dividends is a non-GAAP financial measure that represents management’s calculation of cash flows that are available for capital and investing activities such as paying dividends, share repurchases, debt, acquisition and other investments. We define free cash flow before dividends as net cash provided by (used in) operating activities, adjusted to exclude certain operating activities related to cash that is not available for corporate purposes, including the impact of cash flows from restricted cash held for customers, as well as cash received and processed in certain of our secure cash management services operations. The resulting amount is further adjusted to include the impact of cash flows related to property and equipment used to operate our business, including capital expenditures, cash proceeds from the sale of property and equipment, as well as lessor debt financing. Free cash flow before dividends also excludes the cash impact of transaction costs related to the NCR Atleos acquisition.

Reconciliations of Non-GAAP to GAAP Measures

Non-GAAP measures are reconciled to comparable GAAP measures in the tables below. Amounts reported for prior periods have been updated in this press release to present information consistently for all periods presented. Most of the reconciling adjustments are described in Other Items Not Allocated to Segments above on pages 9-10. Additional reconciling items include the following:

Retirement plans We incur costs, such as interest expense and amortization of actuarial gains and losses, associated with certain retirement plans that have been frozen to new entrants. Furthermore, we also incur non-cash settlement charges and curtailment gains related to all of our retirement plans. These costs and gains are not considered to be part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results.

Valuation allowance on tax credits Gains and charges related to major tax law changes are not considered to be part of the Company's operations and revenue generating activities. As a result of the One Big Beautiful Bill Act, we increased a valuation allowance on deferred tax assets and recorded a significant income tax expense in the third quarter of 2025. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results.

Tax on return of capital As a result of lifted foreign exchange controls and the official and unofficial foreign exchange rates convergence in Argentina, we were able to make an unusual and infrequent return of capital. Due to Argentinian tax law, a withholding tax was imposed on the return of capital. This withholding tax is not considered to be part of the Company’s operations and revenue generating activities. Management has excluded this amount when evaluating internal performance. Therefore, it is excluded from non-GAAP results.

Change in restricted cash held for customers Restricted cash held for customers is not available for general corporate purposes such as payroll, vendor invoice payments, debt repayment, or capital expenditures. Because the cash is not available to support the Company's operations and revenue generating activities, management excludes the changes in the restricted cash held for customers balance when assessing cash flows from operations. We believe that the exclusion of the change in restricted cash held for customers from our non-GAAP operating cash flows measure is helpful to users of the financial statements as it presents this financial measure consistent with how management assesses this liquidity measure.

Change in certain customer obligations The title to cash received and processed in certain of our secure cash management services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and is thus not available for general corporate purposes. Because the cash is not available to support our operations and revenue generating activities, management excludes the changes in this specific cash balance when assessing cash flows from operations. We believe that the exclusion of the change in this cash balance from our non-GAAP operating cash flows measure is helpful to the users of our financial statements as it presents this financial measure consistent with how our management assesses this liquidity measure.

NCR Atleos acquisition cash flows This represents the cash outflows during the period related to NCR Atleos acquisition-related transaction costs, such as fees to attorneys, accountants and other professional advisors.

Non-GAAP Results Reconciled to GAAP

	Three months ended March 31, 2025			Three months ended March 31, 2026
	Pre-tax income(a)	Income tax	Effective income tax rate(a)	Pre-tax income(a)	Income tax	Effective income tax rate(a)

GAAP	$69.5	15.6	22.4%	$45.8	11.0	24.0%
Reorganization and Restructuring(c)	0.5	0.1		—	—
Acquisitions and dispositions(c)	19.2	1.4		15.2	3.4
Argentina highly inflationary impact(c)	7.3	0.1		1.1	0.1
NCR Atleos acquisition and transformation initiatives(c)	5.1	0.1		38.9	4.8
Non-routine legal maters(c)	—	—		2.8	0.7
DOJ/FinCEN investigations(c)	0.9	—		1.2	0.3
Chile antitrust matter(c)	0.2	—		0.2	0.1
Retirement plans(b)	(1.7)	(0.5)		1.5	0.4
Income tax rate adjustment(d)	—	11.0		—	8.6
Non-GAAP	$101.0	27.8	27.5%	$106.7	29.4	27.6%

Amounts may not add due to rounding.

(a)From continuing operations.
(b)See "Reconciliations of Non-GAAP to GAAP Measures" on page 12 for details.
(c)See “Other Items Not Allocated To Segments” on pages 9-10 for details.
(d)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 27.6% for 2026 and was 27.5% for 2025.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2025					2026
	1Q	2Q	3Q	4Q	Full Year	1Q

Operating profit (loss):
GAAP	$119.1	133.9	152.4	180.1	585.5	$110.2
Reorganization and Restructuring(a)	0.5	0.2	0.3	0.4	1.4	—
Acquisitions and dispositions(a)	18.5	25.8	17.8	16.4	78.5	15.6
Argentina highly inflationary impact(a)	6.3	(1.9)	4.7	1.1	10.2	(0.5)
NCR Atleos acquisition and transformation initiatives(a)	5.1	5.4	8.1	7.4	26.0	38.9
Non-routine legal maters(a)	—	—	—	—	—	2.8
DOJ/FinCEN investigations(a)	0.9	0.9	3.7	1.0	6.5	1.2
Chile antitrust matter(a)	0.2	0.2	0.2	0.2	0.8	0.2
Non-routine auto loss matter(a)	—	—	1.0	—	1.0	—
Non-GAAP	$150.6	164.5	188.2	206.6	709.9	$168.4

Income (loss) from continuing operations attributable to Brink's:
GAAP	$51.6	43.9	36.2	68.4	200.1	$32.1
Reorganization and Restructuring(a)	0.4	0.2	0.3	0.3	1.2	—
Acquisitions and dispositions(a)	17.5	15.0	15.6	16.5	64.6	11.6
Argentina highly inflationary impact(a)	7.2	1.8	5.6	12.2	26.8	1.0
NCR Atleos acquisition and transformation initiatives(a)	5.0	5.3	7.8	7.1	25.2	34.1
Non-routine legal maters(a)	—	—	—	—	—	2.1
DOJ/FinCEN investigations(a)	0.9	0.9	3.7	0.9	6.4	0.9
Chile antitrust matter(a)	0.2	0.1	0.2	0.1	0.6	0.1
Non-routine auto loss matter(a)	—	—	1.0	—	1.0	—
Argentina debt securities impairment(f)	—	—	—	1.0	1.0	—
Retirement plans(b)	(1.2)	(1.2)	(1.2)	(1.1)	(4.7)	1.1
Tax on return of capital(b)	—	—	—	5.4	5.4	—
Valuation allowance on tax credits(b)	—	—	16.5	(2.1)	14.4	—
Income tax rate adjustment(c)	(11.0)	10.7	2.1	(1.8)	—	(8.3)
Non-GAAP	$70.6	76.7	87.8	106.9	342.0	$74.7

Adjusted EBITDA:
Net income attributable to Brink's	$51.6	43.7	36.3	68.1	199.7	$32.1
Interest expense	57.5	60.9	63.4	63.7	245.5	63.5
Income tax provision	15.6	27.2	53.0	47.5	143.3	11.0
Depreciation and amortization	70.7	59.8	78.2	82.1	290.8	79.7
EBITDA	$195.4	191.6	230.9	261.4	879.3	$186.3
Discontinued operations	—	0.2	(0.1)	0.3	0.4	—
Reorganization and Restructuring(a)	0.5	0.2	0.3	0.4	1.4	—
Acquisitions and dispositions(a)	4.5	12.3	2.3	1.2	20.3	0.1
Argentina highly inflationary impact(a)	5.2	14.4	3.8	7.1	30.5	0.1
NCR Atleos acquisition and transformation initiatives(a)	5.1	5.4	8.1	7.4	26.0	38.9
Non-routine legal maters(a)	—	—	—	—	—	2.8
DOJ/FinCEN investigations(a)	0.9	0.9	3.7	1.0	6.5	1.2
Chile antitrust matter(a)	0.2	0.2	0.2	0.2	0.8	0.2
Non-routine auto loss matter(a)	—	—	1.0	—	1.0	—
Argentina debt securities impairment(f)	—	—	—	1.5	1.5	—
Retirement plans(b)	(1.7)	(1.4)	(1.6)	(1.7)	(6.4)	1.5
Income tax rate adjustment(c)	—	1.4	(1.4)	—	—	0.3
Share-based compensation(d)	5.7	8.1	4.9	7.3	26.0	7.1
Marketable securities (gain) loss(e)	(0.8)	(1.3)	1.2	(9.3)	(10.2)	(1.0)
Adjusted EBITDA	$215.0	232.0	253.3	276.8	977.1	$237.5

	2025					2026
	1Q	2Q	3Q	4Q	Full Year	1Q

EPS:
GAAP	$1.19	1.03	0.86	1.62	4.70	$0.77
Reorganization and Restructuring costs(a)	0.01	—	0.01	0.01	0.03	—
Acquisitions and dispositions(a)	0.40	0.36	0.37	0.39	1.52	0.28
Argentina highly inflationary impact(a)	0.17	0.05	0.13	0.29	0.63	0.02
NCR Atleos acquisition and transformation initiatives(a)	0.11	0.13	0.19	0.17	0.59	0.82
Non-routine legal maters(a)	—	—	—	—	—	0.05
DOJ/FinCEN investigations(a)	0.02	0.02	0.09	0.02	0.15	0.02
Chile antitrust matter(a)	—	—	0.01	—	0.01	—
Non-routine auto loss matter(a)	—	—	0.02	—	0.02	—
Argentina debt securities impairment(f)	—	—	—	0.02	0.02	—
Retirement plans(b)	(0.02)	(0.03)	(0.03)	(0.03)	(0.11)	0.03
Tax on return of capital(b)	—	—	—	0.13	0.13	—
Valuation allowance on tax credits(b)	—	—	0.39	(0.05)	0.34	—
Income tax rate adjustment(c)	(0.25)	0.25	0.05	(0.04)	—	(0.20)
Non-GAAP	$1.62	1.81	2.09	2.54	8.05	$1.80

Amounts may not add due to rounding.

(a)See “Other Items Not Allocated To Segments” on pages 9-10 for details.
(b)See "Reconciliations of Non-GAAP to GAAP Measures" on page 12 for details.
(c)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 27.6% for 2026 and was 27.5% for 2025.
(d)There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.
(e)Due to the impact of Argentina highly inflationary accounting, there was a $1.0 million non-GAAP adjustment for a loss in the first quarter of 2025, a $3.7 million non-GAAP adjustment for a loss in the second quarter of 2025, a $0.9 million non-GAAP adjustment for a loss in the third quarter of 2025, a $6.9 million non-GAAP adjustment for a loss in the fourth quarter of 2025, and a $1.6 million non-GAAP adjustment for a loss in the first quarter of 2026.
(f)Related to the impairment of specific debt securities in Argentina in 2025.

	Full Year	Three Months Ended March 31,
	2025	2025	2026

Cash flows provided from operating activities - GAAP	$639.5	$(60.2)	$28.7
(Increase) decrease in restricted cash held for customers(a)	(46.1)	45.0	(3.2)
(Increase) decrease in certain customer obligations(a)	(16.5)	(38.9)	(30.0)
Capital expenditures	(203.1)	(58.9)	(40.1)
Cash proceeds from sale of property and equipment	18.5	2.6	3.3
Proceeds from lessor debt financing	43.2	8.1	3.2
Subtotal	$435.5	(102.3)	(38.1)
NCR Atleos acquisition cash flows(a)	—	—	2.1
Free cash flow before dividends(a)	$435.5	(102.3)	(36.0)

(a)Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with, GAAP. See page 11 for further information on this non-GAAP measure, and see page 12 for descriptions of the adjustments.